UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Harbour Place, Ground Floor 103 South Church Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On January 23, 2015, our Board of Directors approved the issuance of restricted ordinary shares and options to purchase ordinary shares to our two executive officers under grant agreements made under our 2014 Omnibus Incentive Plan. Jay Madhu, our President and Chief Executive Officer, was awarded 40,000 restricted shares and options to purchase an aggregate of 120,000 ordinary shares. Wrendon Timothy, our Financial Controller, was awarded 20,000 restricted shares and options to purchase 60,000 ordinary shares. In each case the shares and stock options are subject to forfeiture upon termination of employment (subject to certain post-termination windows to exercise vested stock options) and restrictions on transfer. The shares and options will vest in increments of 6.25% each on a quarterly basis over a four-year period, and the options will expire on the 10th anniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment. The options were granted at an exercise price of $6.00 (US) per ordinary share. Also, our Board of Directors approved the increase of Jay Madhu’s base salary from $200,000 to $220,000 per annum.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: January 28, 2015	Wrendon Timothy
Financial Controller and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement under Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan

10.2	Form of Stock Option Agreement under Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan